Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Fourth Quarter and Full Year 2010 Results
•	Consolidated non-GAAP earnings per diluted share increased by 36% to $0.76 in the fourth quarter of 2010 from consolidated earnings per diluted share of $0.56 in the fourth quarter of 2009

•	Consolidated same store sales increased 9.4% in the fourth quarter of 2010

•	Full year consolidated non-GAAP earnings per diluted share increased 36% to $1.63 from 2009 consolidated non-GAAP earnings per diluted share of $1.20
PITTSBURGH, Pa., March 8, 2011 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and full year ended January 29, 2011.
Fourth Quarter Results
The Company reported consolidated non-GAAP net income for the fourth quarter ended January 29, 2011 of $94.0 million, or $0.76 per diluted share, excluding an after-tax charge of $6.5 million, or $0.05 per diluted share from litigation settlement costs. These costs are from the previously disclosed fourth quarter settlement of wage and hour class action lawsuits and are included in selling, general and administrative expenses. The fourth quarter consolidated non-GAAP earnings per diluted share exceeded estimated earnings expectations provided on November 16, 2010 of $0.69 - 0.71 per diluted share.
On a GAAP basis, the Company reported consolidated net income for the fourth quarter ended January 29, 2011 of $87.5 million, or $0.71 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.” For the fourth quarter ended January 30, 2010, the Company reported consolidated net income of $67.4 million, or $0.56 per diluted share (GAAP and non-GAAP).
Net sales for the fourth quarter of 2010 increased by 13.6% from the fourth quarter of 2009 to $1,518.9 million due primarily to a 9.4% increase in consolidated same store sales and the opening of new stores. The 9.4% consolidated same store sales increase consisted of an 8.6% increase at Dick’s Sporting Goods stores, a 2.2% increase at Golf Galaxy and a 36.3% increase in our e-commerce business.
“In 2010, we generated significant earnings growth while maintaining our focus on strengthening our balance sheet,” said Edward W. Stack, Chairman and CEO. “We have successfully navigated the storms of the recession and have executed our business plan by posting six consecutive quarters of same store sales gains, opening 26 new stores in 2010, expanding our margin rates and reducing inventory per square foot. As a result, we are solidly positioned to generate further growth and increased operating margins in the coming years.”
Stores
In the fourth quarter, the Company opened eight new Dick’s Sporting Goods stores, remodeled one Dick’s Sporting Goods store, relocated one Dick’s Sporting Goods store, closed one Dick’s Sporting Goods Store and opened two new Golf Galaxy stores. The new stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of January 29, 2011, the Company operated 444 Dick’s Sporting Goods stores in 42 states, with approximately 24.6 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.
Balance Sheet
The Company ended the fourth quarter of 2010 with $546 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million revolving credit facility. At the end of the fourth quarter of 2009, the Company had $226 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility.
The inventory per square foot was 4.1% lower at the end of the fourth quarter 2010 as compared to the end of the fourth quarter 2009.
Full Year Results
The Company reported consolidated non-GAAP net income for the 52 weeks ended January 29, 2011 of $198.4 million, or $1.63 per diluted share. Non-GAAP earnings exclude Golf Galaxy store closing costs and litigation settlement costs. For the 52 weeks ended January 30, 2010, the Company reported consolidated non-GAAP net income of $141.4 million, or $1.20 per diluted share, which excluded merger and integration costs.
On a GAAP basis, the Company reported consolidated net income for the 52 weeks ended January 29, 2011 of $182.1 million, or $1.50 per diluted share, compared to $135.4 million, or $1.15 per diluted share for the 52 weeks ended January 30, 2010. The GAAP to non-GAAP reconciliations are included later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales for the full year 2010 increased 10.4% to $4,871.5 million due primarily to a 7.4% increase in consolidated same store sales and the opening of new stores.
Current 2011 Outlook
The Company’s current outlook for 2011 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
❖	Full Year 2011
•	Based on an estimated 125 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.89 — 1.91. For the full year 2010, the Company reported consolidated earnings per diluted share of $1.63, excluding Golf Galaxy store closing costs and litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.50 in 2010.

•	Consolidated same store sales are currently expected to increase approximately 3%. The same store sales calculation for the full year 2011 includes Dick’s Sporting Goods stores, Golf Galaxy stores and the Company’s e-commerce business.

•	The Company currently expects to open approximately 34 new Dick’s Sporting Goods stores, remodel 13 Dick’s Sporting Goods stores and open approximately three new Golf Galaxy stores in 2011.

❖	First Quarter 2011
•	Based on an estimated 124 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.26 — 0.28 in the first quarter of 2011. In the first quarter of 2010, the Company reported earnings per diluted share of $0.22.

•	Consolidated same store sales are expected to increase approximately 4 — 5%. The same store sales calculation for the first quarter 2011 includes Dick’s Sporting Goods stores, Golf Galaxy stores and the Company’s e-commerce business.

•	The Company expects to open approximately three new Dick’s Sporting Goods stores in the first quarter of 2011.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register and download and install any necessary audio software.
For those who cannot listen to the live webcast, it will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 60701090. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might”, or any variations of such words or other words with similar meanings. Forward-looking statements address, among other things, our expectations, our growth strategies, including our plans to open new stores, our efforts to increase profit margins and return on invested capital, plans to grow our private brand business, projections of our future profitability, results of operations, capital expenditures, our financial condition or other “forward-looking” information and include statements about revenues, earnings, spending, margins, costs, liquidity, store openings and operations, inventory, private brand products, our actions, plans or strategies. The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2011 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: the current economic and financial downturn may cause a continued decline in consumer spending; changes in macroeconomic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise we sell; changes in general economic and business conditions and in the specialty retail or sporting goods industry in particular; our quarterly operating results and same store sales may fluctuate substantially; potential volatility in our stock price; our ability to access adequate capital and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets; the intense competition in the sporting goods industry and actions by our competitors; the current financial and economic crisis may adversely affect our landlords and real estate developers of retail space, which may limit the availability of attractive store locations; risks that could affect our ability to grow our number of stores, including the availability of retail store sites on terms acceptable to us, the cost of real estate and other items related to our stores, and our inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand;

unauthorized disclosure of sensitive, personal or confidential information; risks associated with our private brand offerings, including fluctuations in the cost of products resulting from increases in raw material prices and other factors; reliance on foreign sources of production; compliance with government and industry safety standards; and intellectual property risks; our relationships with our vendors, including potential increases in the costs of their products and our ability to pass those cost increases on to our customers, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; risks and costs relating to the products we sell, including: product liability claims and the availability of recourse to third parties, including under our insurance policies; product recalls; and the regulation of and other hazards associated with certain products we sell, such as hunting rifles and ammunition; disruptions in our or our vendors’ supply chain, including as a result of political instability, foreign trade issues, the impact of economic or financial downturn on distributors or other reasons; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; currency exchange rate fluctuations; costs and risks associated with increased or changing laws and regulations affecting our business, including those relating to labor, employment and the sale of consumer products; risks relating to operating as a multi-channel retailer, including the impact of rapid technological change, internet security and privacy issues, the threat of systems failure or inadequacy, increased or changing governmental regulation and increased competition; risks relating to problems with or disruption of our current management information systems; any serious disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; the outcome of litigation or other legal actions against us; risks relating to operational and financial restrictions imposed by our senior secured revolving credit agreement; risks associated with our pursuit of strategic acquisitions, including costs and uncertainties associated with combining businesses and/or assimilating acquired companies; our ability to meet our labor needs; we are controlled by our Chief Executive Officer and his relatives, whose interests may differ from those of our other stockholders; the impact on the U.S. retail environment of foreign instability and conflict; our ability to secure and protect our trademarks, patents and other intellectual property; our current anti-takeover provisions could prevent or delay a change in control of the Company; impairment in the carrying value of goodwill or other acquired intangibles; and changes in our business strategies.
Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 30, 2010 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2010, and other reports filed with the SEC. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a multi-channel golf specialty retailer. As of January 29, 2011, the Company operated 444 Dick’s Sporting Goods stores in 42 states, 81 Golf Galaxy stores in 30 states and e-commerce and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. The Company’s SEC filings, press releases and reconciliation information required pursuant to Regulation G under the Securities Exchange Act of 1934, as amended, are available at www.dickssportinggoods.com/investors. The Company’s website is not part of this press release.
Contact:
Timothy E. Kullman, EVP — Finance, Administration and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	January 29,	% of	January 30,	% of
	2011	Sales(1)	2010	Sales
Net sales	$1,518,914	100.00%	$1,336,590	100.00%
Cost of goods sold, including occupancy and distribution costs	1,039,320	68.43	946,809	70.84

GROSS PROFIT	479,594	31.57	389,781	29.16
Selling, general and administrative expenses	332,305	21.88	276,727	20.70
Pre-opening expenses	1,298	0.09	(15)	(0.00)

INCOME FROM OPERATIONS	145,991	9.61	113,069	8.46
Interest expense	3,487	0.23	908	0.07
Other income	(1,058)	(0.07)	(367)	(0.03)

INCOME BEFORE INCOME TAXES	143,562	9.45	112,528	8.42
Provision for income taxes	56,073	3.69	45,168	3.38

NET INCOME	$87,489	5.76%	$67,360	5.04%

EARNINGS PER COMMON SHARE:
Basic	$0.74		$0.59
Diluted	$0.71		$0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	117,952		114,640
Diluted	124,063		119,666

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended
	January 29,	% of	January 30,	% of
	2011	Sales	2010	Sales
Net sales	$4,871,492	100.00%	$4,412,835	100.00%
Cost of goods sold, including occupancy and distribution costs	3,422,462	70.25	3,195,899	72.42

GROSS PROFIT	1,449,030	29.75	1,216,936	27.58
Selling, general and administrative expenses	1,129,293	23.18	972,025	22.03
Merger and integration costs	—	—	10,113	0.23
Pre-opening expenses	10,488	0.22	9,227	0.21

INCOME FROM OPERATIONS	309,249	6.35	225,571	5.11
Interest expense	14,016	0.29	4,543	0.10
Other income	(2,278)	(0.05)	(2,148)	(0.05)

INCOME BEFORE INCOME TAXES	297,511	6.11	223,176	5.06
Provision for income taxes	115,434	2.37	87,817	1.99

NET INCOME	$182,077	3.74%	$135,359	3.07%

EARNINGS PER COMMON SHARE:
Basic	$1.57		$1.20
Diluted	$1.50		$1.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,236		113,184
Diluted	121,724		117,955

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	January 29,	January 30,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$546,052	$225,611
Accounts receivable, net	34,978	35,435
Income taxes receivable	9,050	8,420
Inventories, net	896,895	895,776
Prepaid expenses and other current assets	58,394	57,119
Deferred income taxes	18,961	—

Total current assets	1,564,330	1,222,361

Property and equipment, net	684,886	662,304
Intangible assets, net	51,070	47,557
Goodwill	200,594	200,594
Other assets:
Deferred income taxes	27,157	66,089
Investments	10,789	10,880
Other	58,710	35,548

Total other assets	96,656	112,517

TOTAL ASSETS	$2,597,536	$2,245,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$446,511	$431,366
Accrued expenses	279,284	246,414
Deferred revenue and other liabilities	121,753	108,230
Income taxes payable	—	8,687
Current portion of other long-term debt and leasing obligations	995	978

Total current liabilities	848,543	795,675

LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—
Other long-term debt and leasing obligations	139,846	141,265
Deferred revenue and other liabilities	245,566	225,166

Total long-term liabilities	385,412	366,431

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	938	898
Class B common stock	250	250
Additional paid-in capital	625,184	526,715
Retained earnings	730,468	548,391
Accumulated other comprehensive income	6,741	6,973

Total stockholders’ equity	1,363,581	1,083,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,597,536	$2,245,333

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	52 Weeks Ended
	January 29,	January 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$182,077	$135,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,394	100,948
Amortization of discount on convertible notes	—	321
Deferred income taxes	18,005	9,151
Stock-based compensation	24,828	21,314
Excess tax benefit from exercise of stock options	(22,177)	(16,041)
Tax benefit from exercise of stock options	1,281	1,276
Other non-cash items	1,538	1,588
Changes in assets and liabilities:
Accounts receivable	9,265	6,823
Inventories	(1,119)	(41,005)
Prepaid expenses and other assets	(1,970)	(24,996)
Accounts payable	(2,251)	132,858
Accrued expenses	23,965	33,785
Income taxes receivable/payable	11,796	19,658
Deferred construction allowances	11,170	9,046
Deferred revenue and other liabilities	23,165	11,244

Net cash provided by operating activities	389,967	401,329

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(159,067)	(140,269)
Proceeds from sale-leaseback transactions	19,953	31,640
Deposits and purchases of other assets	(22,021)	—

Net cash used in investing activities	(161,135)	(108,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	—	—
Repayment of convertible notes	—	(172,500)
Payments on other long-term debt and leasing obligations	(934)	(2,566)
Construction allowance receipts	—	7,022
Proceeds from sale of common stock under employee stock purchase plan	—	1,199
Proceeds from exercise of stock options	52,952	9,375
Excess tax benefit from exercise of stock options	22,177	16,041
Increase (decrease) in bank overdraft	17,396	(605)

Net cash provided by (used in) financing activities	91,591	(142,034)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	18	108

NET INCREASE IN CASH AND CASH EQUIVALENTS	320,441	150,774
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	225,611	74,837

CASH AND CASH EQUIVALENTS, END OF PERIOD	$546,052	$225,611

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$—	$(52,054)
Accrued property and equipment	$8,905	$(1,656)
Cash paid for interest	$12,384	$4,501
Cash paid for income taxes	$85,230	$63,378

Store Count and Square Footage
The stores that opened during the fourth quarter of 2010 are as follows:

DICK’S
Store	Market
Dubuque, IA	Dubuque
Paducah, KY	Carbondale
Madison, MS	Jackson
Port Huron, MI	Detroit
Metairie, LA	New Orleans
Danbury, CT	New Haven
Gastonia, NC	Charlotte
Westminster, MD	Baltimore

GOLF GALAXY
Store	Market
East Hanover, NJ	New Jersey — North
Burlington, MA	Boston
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2010			Fiscal 2009
	Dick’s			Dick’s		Chick’s
	Sporting	Golf		Sporting	Golf	Sporting
	Goods	Galaxy	Total	Goods	Galaxy	Goods	Total
Beginning stores	419	91	510	384	89	14	487
Q1 New	5	—	5	9	1	—	10
Q2 New	1	—	1	4	—	—	4
Q3 New	12	—	12	11	—	—	11
Q4 New	8	2	10	—	—	—	—

	445	93	538	408	90	14	512

Closed	(1)	(12)	(13)	(1)	—	(2)	(3)
Converted	—	—	—	12	1	(12)	1

Ending stores	444	81	525	419	91	—	510

Remodeled stores	12	—	12	—	—	—	—

Relocated stores	2	—	2	1	—	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2
Q3 2009	23.4	1.5	—	24.9
Q4 2009	23.3	1.5	—	24.8

Q1 2010	23.6	1.5	—	25.1
Q2 2010	23.7	1.5	—	25.2
Q3 2010	24.3	1.3	—	25.6
Q4 2010	24.6	1.3	—	25.9

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted to exclude a litigation settlement charge and Golf Galaxy store closing costs; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	13 Weeks Ended January 29, 2011
		Litigation
	As	Settlement	Non-GAAP
	Reported	Charge	Total
Net sales	$1,518,914	$—	$1,518,914
Cost of goods sold, including occupancy and distribution costs	1,039,320	—	1,039,320

GROSS PROFIT	479,594	—	479,594
Selling, general and administrative expenses	332,305	(10,821)	321,484
Pre-opening expenses	1,298	—	1,298

INCOME FROM OPERATIONS	145,991	10,821	156,812
Interest expense	3,487	—	3,487
Other income	(1,058)	—	(1,058)

INCOME BEFORE INCOME TAXES	143,562	10,821	154,383
Provision for income taxes	56,073	4,328	60,401

NET INCOME	$87,489	$6,493	$93,982

EARNINGS PER COMMON SHARE:
Basic	$0.74		$0.80
Diluted	$0.71		$0.76
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	117,952		117,952
Diluted	124,063		124,063
During the fourth quarter of 2010, the Company recorded a pre-tax charge of $10.8 million relating to a litigation settlement. The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.

	52 Weeks Ended January 29, 2011
		Golf Galaxy	Litigation
	As	Store Closing	Settlement	Non-GAAP
	Reported	Costs	Charge	Total
Net sales	$4,871,492	$—	$—	$4,871,492
Cost of goods sold, including occupancy and distribution costs	3,422,462	—	—	3,422,462

GROSS PROFIT	1,449,030	—	—	1,449,030
Selling, general and administrative expenses	1,129,293	(16,376)	(10,821)	1,102,096
Pre-opening expenses	10,488	—	—	10,488

INCOME FROM OPERATIONS	309,249	16,376	10,821	336,446
Interest expense	14,016	—	—	14,016
Other income	(2,278)	—	—	(2,278)

INCOME BEFORE INCOME TAXES	297,511	16,376	10,821	324,708
Provision for income taxes	115,434	6,550	4,328	126,312

NET INCOME	$182,077	$9,826	$6,493	$198,396

EARNINGS PER COMMON SHARE:
Basic	$1.57			$1.71
Diluted	$1.50			$1.63
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,236			116,236
Diluted	121,724			121,724
Golf Galaxy store closing costs include the Company’s lease exposure relating to the closure of 12 underperforming Golf Galaxy stores in the third quarter of 2010. During the fourth quarter of 2010, the Company recorded a pre-tax charge of $10.8 million relating to a litigation settlement. The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.
Refer to the Company’s press release dated March 9, 2010 announcing its results for the fourth fiscal quarter ended January 30, 2010 for a reconciliation of non-GAAP net income and earnings per share for the 52 weeks ended January 30, 2010.

Adjusted EBITDA
Adjusted EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and other significant items that may vary from period to period and have a disproportionate effect in a given period, which affects the comparability of results. Adjusted EBITDA was determined as follows:

	13 Weeks Ended
	January 29,	January 30,
	2011	2010
	(dollars in thousands)
Net income	$87,489	$67,360
Provision for income taxes	56,073	45,168
Interest expense	3,487	908
Depreciation and amortization	30,083	24,989

EBITDA	177,132	138,425

Add: Litigation settlement	10,821	—

Adjusted EBITDA, as defined	$187,953	$138,425

% increase in Adjusted EBITDA	36%

	52 Weeks Ended
	January 29,	January 30,
	2011	2010
	(dollars in thousands)
Net income	$182,077	$135,359
Provision for income taxes	115,434	87,817
Interest expense	14,016	4,543
Depreciation and amortization	110,394	100,948

EBITDA	421,921	328,667

Add: Litigation settlement	10,821	—
Add: Golf Galaxy store closing costs	16,376	—
Add: Merger and integration costs	—	10,113
Less: Depreciation and amortization (merger integration)	—	(2,478)

Adjusted EBITDA, as defined	$449,118	$336,302

% increase in Adjusted EBITDA	34%
Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	52 Weeks Ended
	January 29,	January 30,
	2011	2010
	(dollars in thousands)
Gross capital expenditures	$(159,067)	$(140,269)
Proceeds from sale-leaseback transactions	19,953	31,640
Changes in deferred construction allowances	11,170	9,046
Construction allowance receipts	—	7,022

Net capital expenditures	$(127,944)	$(92,561)

New Store Productivity Calculation
The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods for the quarter ended January 29, 2011. Golf Galaxy stores and the Company’s e-commerce business are excluded from the Dick’s Sporting Goods only calculation. New store productivity compares the sales increase for all stores not included in the comparable sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	January 29,	January 30,	January 29,	January 30,
	2011	2010	2011	2010
Sales % increase for the period	13.6%		13.7%
Comparable sales % increase for the period	9.4%		8.6%
New store sales % increase (A) (1)	4.2%		5.0%

Store square footage (000’s):
Beginning of period	25,556	24,864	24,262	23,384
End of period	25,900	24,816	24,568	23,337
Average for the period	25,728	24,840	24,415	23,361
Average square footage % increase for the period (B)	3.6%		4.5%

New store productivity (A)/(B) (1)	118.6%		111.0%

(1)	- Amounts do not recalculate due to rounding.